EXHIBIT 21
SUBSIDIARIES OF TIME WARNER INC.
Time Warner maintains over 1,500 subsidiaries. Set forth below are the names of certain controlled subsidiaries, at least 50% owned, directly or indirectly, of Time Warner as of December 31, 2008, that carry on a substantial portion of Time Warner’s lines of business. The names of various consolidated wholly owned subsidiaries have been omitted. None of the foregoing omitted subsidiaries, considered either alone or together with the other subsidiaries of its immediate parent, constitutes a significant subsidiary.

State or Other
Jurisdiction of
Name	Incorporation
Time Warner Inc. (Registrant)	Delaware
TW AOL Holdings Inc.	Virginia
AOL Holdings LLC	Delaware
AOL LLC	Delaware
AOL Asia Limited	Hong Kong
AOL Beijing Technology Research & Development Company Limited	China
AOL Australia PTY Limited	Australia
AOL Canada Corp.	Canada
AOL Canada Inc.	Canada
AOL Community, Inc.	Delaware
AOL Deutschland Medien GmbH	Germany
AOL Europe Services Srl	Luxembourg
AOL France SNC	France
AOL Interactive Media India Private Limited	India
AOL Mexico Operations, S. de R.L. de C.V.	Mexico
AOL Nederland BV	Netherlands
AOL Online India Private Limited	India
AOL (UK) Limited	United Kingdom
Bebo, Inc.	Delaware
Bebo PTY Limited	Australia
Bebo UK Limited	United Kingdom
CompuServe Interactive Services, Inc.	Delaware
CompuServe Interactive Services Limited	Ireland
Digital Marketing Services, Inc.	Delaware
Goowy Media, Inc.	California
InfoInterActive Corp.	Nova Scotia
MapQuest, Inc.	Delaware
MapQuest PA, Inc.	Delaware
Netscape Communications Corporation	Delaware
AOL Global Operations Limited	Ireland
AOL Online Japan, Ltd.	Japan
Nullsoft, Inc.	Arizona
Platform-A Inc.	Maryland

State or Other
Jurisdiction of
Name	Incorporation
ADTECH AG	Germany
AdTech US, Inc.	Delaware
Advertising.com LLC	Delaware
Advertising.com Spain, S.L	Spain
ICQ LLC	Delaware
ICQ Ltd.	Israel
Lightningcast LLC	Delaware
Lightstate Limited	United Kingdom
Gpak Limited	United Kingdom
Perfiliate Technologies Limited	United Kingdom
Platform-A Denmark ApS	Denmark
Platform-A Finland OY	Finland
Platform-A France, Sarl	France
Platform-A Germany GmbH	Germany
Platform-A International Limited	United Kingdom
Platform-A Netherlands B.V.	Netherlands
Platform-A Norway AS	Norway
Platform-A Sweden AB	Sweden
Quigo Technologies LLC	Delaware
Quigo Israel Ltd.	Israel
TACODA LLC	Delaware
Third Screen Media LLC	Delaware
POSTGORILLA INC.	Florida
Socialthing, Inc.	Delaware
Sphere Source, Inc.	Delaware
The Relegence Corporation	Delaware
AOL Relegence Israel Ltd.	Israel
Totekasche Holdings, Inc. d/b/a Userplane	Delaware
Truveo, Inc.	Delaware
WL Acquisition LLC	Delaware
Yedda, Inc.	Delaware
Yedda Technologies-Knowledge Management Services (Y.O.D.E.A. 2006) Ltd.	Israel
Historic TW Inc.	Delaware
Turner Broadcasting System, Inc.	Georgia
Cable News International, Inc.	Georgia
Cable News Network, Inc.	Delaware
CNN America, Inc.	Delaware
CNN Interactive Group, Inc.	Delaware
CNN Newsource Sales, Inc.	Georgia
CTG Inversara S.A.	Argentina
New Line Cinema Corporation	Delaware
New Line Distribution, Inc.	California
New Line Home Entertainment, Inc.	New York
New Line Productions, Inc.	California
New Line Television, Inc.	California
New Line Theatricals, Inc.	New York
TEN Network Holding, Inc.	Delaware

State or Other
Jurisdiction of
Name	Incorporation
The Cartoon Network, Inc.	Delaware
Turner Classic Movies, Inc.	Delaware
Turner Network Television, Inc.	Delaware
Turner Broadcasting System Asia Pacific, Inc.	Georgia
Turner Entertainment Holdings Asia Pacific Limited	Hong Kong
Turner Broadcasting Sales, Inc. (dba Turner Entertainment New Media)	Georgia
Turner Broadcasting System (Holdings) Europe Ltd.	United Kingdom
Turner Broadcasting System International, Inc.	Georgia
Turner Broadcasting System Latin America, Inc.	Georgia
Turner Entertainment Networks Asia, Inc.	Georgia
Turner Entertainment Networks Inc.	Georgia
Courtroom Television Network LLC (dba TRUTV)	Delaware
Superstation, Inc.	Georgia
Turner Network Sales, Inc.	Georgia
Turner Sports, Inc.	Georgia
Time Warner Companies, Inc.	Delaware
American Television and Communications Corporation	Delaware
Time Inc.	Delaware
Entertainment Weekly Inc.	Delaware
Essence Communications Inc.	Delaware
Expansión, S.A. de C.V. (Grupo Editorial Expansión)	Mexico
Media Networks, Inc.	Delaware
QSP, Inc.	Delaware
Southern Progress Corporation	Delaware
Oxmoor House, Inc.	Delaware
Sunset Publishing Corporation	Delaware
This Old House Ventures, Inc.	Delaware
Time Consumer Marketing, Inc.	Delaware
Synapse Group, Inc.	Delaware
Time Customer Service, Inc.	Delaware
Time Direct Ventures LLC	Delaware
Time/Warner Retail Sales & Marketing Inc.	New York
Time Inc. Interactive	Delaware
Time Warner Publishing B.V.	Netherlands
Warner Communications Inc.	Delaware
DC Comics (partnership)	New York
E.C. Publications, Inc.	New York
Home Box Office, Inc.	Delaware
HBO Services, Inc.	Delaware
Time Warner Cable Inc.	Delaware (1)
Road Runner HoldCo LLC	Delaware
Time Warner Cable LLC	Delaware
TW NY Cable Holding Inc.	Delaware
Time Warner NY Cable LLC	Delaware
Time Warner Entertainment Company, L.P.	Delaware
Time Warner Entertainment-Advance/Newhouse Partnership	New York (1)

State or Other
Jurisdiction of
Name	Incorporation
TW UK Holdings Inc.	Delaware
IPC Group Limited	United Kingdom
Time Warner Entertainment Limited	United Kingdom
TT Games Ltd.	United Kingdom
TW Ventures Inc.	Delaware
Castle Rock Entertainment	California
Castle Rock Entertainment, Inc.	Georgia
Warner Bros. (F.E.) Inc.	Delaware
Warner Bros. (South) Inc.	Delaware
Warner Bros. Entertainment Inc.	Delaware
Burbank Television Enterprises LLC	Delaware
Telepictures Production Inc.	Delaware
Warner Bros. International Television Distribution Inc.	Delaware
Warner Bros. Television Distribution Inc.	Delaware
WBTV Distribution Inc.	Delaware
Warner Horizon Television Inc.	Delaware
Warner Bros. Animation Inc.	Delaware
Warner Bros. Consumer Products Inc.	Delaware
Warner Bros. Entertainment Australia Pty Limited	Australia
Warner Bros. Enterprises LLC	Delaware
Warner Specialty Films Inc.	Delaware
Warner Bros. Technical Operations Inc.	Delaware
WB Studio Enterprises Inc.	Delaware
Warner Bros. Distributing Inc.	Delaware
Warner Bros. Home Entertainment Inc.	Delaware
WB Games Inc. (formerly Monolith Productions, Inc.)	Washington
Warner Bros. International Cinemas Inc.	Delaware
Warner Bros. Entertainment GmbH.	Germany
Warner Bros. Entertainment Espana S.L.	Spain
Warner Bros. Entertainment France S.A.S.	France
Warner Bros. (Korea) Inc.	Korea
Warner Bros. Theatrical Enterprises LLC	Delaware
Warner Entertainment Japan Inc.	Japan
Warner Village Cinemas S.p.A.	Italy
WB Communications Inc.	Delaware
The CW Network LLC	California (1)
WTTA Incorporated	Delaware
Hanna-Barbera Entertainment Co., Inc.	California
Hanna-Barbera, Inc.	Georgia
Turner Entertainment Co.	Delaware
Time Warner International Finance Limited	United Kingdom
Time Warner Realty Inc.	Delaware

(1)	Less than 100% owned